EXHIBIT 21


                          SUBSIDIARIES OF THE COMPANY



                              Jurisdiction of          Name Under Which
Name of Subsidiary            Incorporation            Subsidiary Does Business
------------------            ---------------          ------------------------

Cave Springs, Inc.             Delaware                Cave Springs